CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2007, appearing in the Annual Report on Form 10-KSB of Stockgroup Information Systems Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Vancouver, Canada
June 14 , 2007